Exhibit 99.1

NEWS RELEASE

NETGEAR APPOINTS SARAH BUTTERFASS TO BOARD OF DIRECTORS

SAN JOSE, California —October 15th, 2020 — NETGEAR®, Inc. (NASDAQ: NTGR), the leading provider of networking devices for small businesses, the smart home and online game play, welcomes Sarah Butterfass to the company’s board of directors. Sarah has held executive roles with some of the top consumer-facing brands including Groupon and Orbitz.

“Sarah’s background in delivering world-class customer experience and loyalty for some of the most recognized brands in the industry will prove instrumental as we continue to deliver more value-added services to our industry-leading networking products.”

Sarah is the incoming Chief Product Officer (CPO) at FanDuel. As CPO, Sarah will lead the product development organization and will be responsible for delivering world-class experiences to FanDuel customers. Prior to FanDuel, Sarah served as Groupon’s Chief Product Officer. As Groupon’s top product development leader, Sarah oversaw the company’s global product organization in developing the future of the Groupon experience for consumers and businesses across all channels and all verticals. Prior to Groupon, Sarah served as E*TRADE’s Senior Vice President and Head of Customer Experience. While at E*TRADE, she also served as Senior Vice President of the company’s Trader Group and Chief Marketing Officer of OptionsHouse, an E*TRADE company.  Prior to E*TRADE, Sarah was Vice President of Customer Loyalty at Orbitz and served in other senior product roles.  Sarah has an M.B.A. from the Kellogg School of Management and a bachelor’s degree from Northwestern University.

About NETGEAR, Inc.

NETGEAR® (NASDAQ: NTGR) has pioneered advanced networking technologies for homes, businesses, and service providers around the world since 1996 and leads the industry with a broad range of award-winning products designed to simplify and improve people's lives. By enabling people to collaborate and connect to a world of information and entertainment, NETGEAR is dedicated to delivering innovative and advanced connected solutions ranging from mobile and cloud-based services for enhanced control and security, to smart networking products, video over Ethernet for Pro AV applications, easy-to-use WiFi solutions and performance gaming routers to enhance online game play.  The company is headquartered out of San Jose, Calif. with offices located around the globe. More information is available from the NETGEAR Investor Page or by calling (408) 907-8000. Connect with NETGEAR: Twitter, Facebook, Instagram and the NETGEAR blog at NETGEAR.com.

©2020 NETGEAR, Inc. NETGEAR and the NETGEAR logo are trademarks and/or registered trademarks of NETGEAR, Inc. and/or its affiliates in the United States and/or other countries. Other brand and product names are for identification purposes only and may be trademarks or registered trademarks of their respective holder(s). The information contained herein is subject to change without notice. NETGEAR shall not be liable for technical or editorial errors or omissions contained herein. All rights reserved.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 for NETGEAR, Inc.: This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Specifically, statements concerning NETGEAR's business and the expected performance characteristics, specifications, reliability, market acceptance, market growth, specific uses, user feedback and market position of NETGEAR's products and technology are forward-looking statements within the meaning of the Safe Harbor. These statements are based on management's current expectations and are subject to certain risks and uncertainties, including, without limitation, the following: the actual price, performance and ease-of-use of NETGEAR's products may not meet the price, performance and ease-of-use requirements of customers; product performance may be adversely affected by real world operating conditions; failure of products may under certain circumstances cause permanent loss of end user data; new viruses or Internet threats may develop that challenge the effectiveness of security features in NETGEAR's products; the ability of NETGEAR to market and sell its products and technology; the impact and pricing of competing products; and the introduction of alternative technological solutions. Further information on potential risk factors that could affect NETGEAR and its business are detailed in the Company's periodic filings with the Securities and Exchange Commission. NETGEAR undertakes no obligation to release publicly any revisions to any forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Source: NETGEAR-G

U.S. Media Contact: Nathan Papadopulos, (408) 890-3889, NPapadopulos@netgear.com

U.S. Sales Inquiries: (408) 907-8000, sales@netgear.com